Exhibit 10.2

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 7, 2013 (the “First Amendment Effective Date”), among (1) PROFESSOR CONNOR’S, INC., a Delaware corporation (the “Borrower”) (2) the several banks and other lenders from time to time parties to this Agreement (the “Lenders”) and (3) ONEWEST BANK, FSB (“OneWest Bank”), as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. The Borrower and the Lenders are party to that certain Amended and Restated Credit Agreement, dated as of April 15, 2013 (the “Credit Agreement”) pursuant to which the Lenders made available to the Borrower a revolving loan facility in the maximum principal amount of $45,000,000. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement. The Borrower and the Lenders have agreed to make certain changes to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments To Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 7.2(b) is hereby deleted and replaced with a new clause (b) as follows:

“(b) Cause one or more Persons acceptable to the Agent to become new Guarantors hereunder having a Covered Amount equal to the Covered Amount of the Non-Compliant Guarantor; provided that any new Person who becomes a new Guarantor hereunder with Covered Amount in excess of $500,000 must be acceptable to all Lenders. Such new Guarantor shall execute in favor of the Agent a Shareholder Guarantee or an Equity Contribution Agreement, as applicable, substantially in the form of the Shareholder Guarantees and Equity Contribution Agreement in existence on the Restatement Closing Date or as thereafter amended. Such new Guarantee shall be accompanied by (i) such financial statements and other financial information evidencing the financial condition of such Guarantor as the Agent shall request, including evidence of “Liquidity” or “Uncalled Capital Commitments”, as applicable, of such Guarantor corresponding to its Covered Amount in form and substance acceptable to Agent; provided that if such Guarantor has a Covered Amount in excess of $500,000, the information provided by such Guarantor in clause (i) above must be as requested by Agent or any Lender and must be in form and substance acceptable to all Lenders, (ii) certified copies of its formation documents, resolutions and an incumbency certificate, (iii) an opinion of counsel to such new Guarantor in form, and from a firm, satisfactory to the Agent and (iv) such other information regarding such new Guarantor as Agent or any Lender shall request; or”

SECTION 2. Conditions Precedent to First Amendment Effective Date. This Amendment shall become effective upon receipt by the Agent of this Amendment, duly executed by the Borrower, the Agent, and the Lenders.

SECTION 3. Reference To And Effect On The Credit Agreement And The Other Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(a) Except as specifically amended herein or in any other amendment executed in connection herewith, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

SECTION 4. Representations And Warranties. The Borrower represents and warrants to the Agent and the Lenders as follows: (i) it has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not violate in any material respect any Requirement of Law applicable to any of the Loan Parties or material Contractual Obligation of any of the Loan Parties, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Loan Documents; and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Execution In Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without reference to its choice of law rules).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PROFESSOR CONNOR’S, INC.,
a Delaware corporation

By:

Name:	Richard A. Kassar
Title:	President

Signature Page to First Amendment to Amended and Restated Credit Agreement

ONEWEST BANK, FSB, as Agent and a Lender

By:

Name:	David Ligon
Title:	Executive Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement